EXECUTIVE COMPENSATION AGREEMENT


      THIS AGREEMENT is dated November 21, 1997, between Bontex, Inc., a Virginia corporation (the "Company"), and Charles W. J. Kostelni (the "Employee").
      1. Employment. The Company employs Charles W. J. Kostelni as Corporate Comptroller and Secretary of the Company, and the Employee accepts employment upon the terms and conditions of this Agreement.
      2. Definitions. As used in this Agreement, the following capitalized terms have the indicated meanings unless the context clearly requires otherwise:
             (a) "Applicable Federal Rate" has the meaning ascribed to that term in Section 1274(d)(1) of the Internal Revenue Code of 1986, as amended.
             (b) "Cause" means (i) the Employee's conviction of a felony during the term of this Agreement; (ii) the Employee's material breach of this Agreement which remains uncured sixty (60) days after notice by the Company to the Employee of such material breach; or (iii) the Employee's dishonesty directly related to the performance of his duties hereunder. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause under this Agreement based upon either clause (ii) or
(iii) above, unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than a majority (more than 50%) of the Board of Directors of the Company at a meeting called and held for the purpose (after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board of Directors of the Company), finding that, in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in either clause (ii) or (iii) and specifying the particulars thereof in detail.
             (c) "Change in Control" means a change in control occurring after the date of this Agreement of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time after the date of this Agreement as (i) any Person (as hereinafter defined) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on January 1,
1997), directly or indirectly, of 20% or more of the combined voting power of the Company's voting securities; (ii) the members of the Company's Board of Directors on the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board; (iii) all or substantially all of the assets of the Company are sold, transferred or conveyed by any means, including, but not limited to, direct purchase or merger, if the transferee is not controlled by the Company, control meaning the ownership of more than 75% of the combined voting power of such entity's voting securities; or (iv) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction after the date hereof
(i) which results in the Employee (his heirs, assigns or successors in interest) or a group of Persons which includes the Employee (his heirs, assigns or successors in interest), acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities; or
(ii) which results in the Company, any subsidiary of the Company or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any of its subsidiaries (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities; or (iii) which results in the heirs, successors or assigns of Hugo N. Surmonte acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities.
             (d) "Date of Termination" means (i) if the Employee's employment is to be terminated for Disability (as defined in paragraph 9 below), thirty (30) days after Notice of Termination is given (provided that in the case of Disability, the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (ii) if the Employee's employment is to be terminated for Cause, the date specified in the Notice of Termination, (iii) the date of the Employee's death, or (iv) if the Employee's employment is to be terminated by the Company for any reason other than Cause, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety (90) days after the date on which such Notice of Termination is given, unless an earlier date has been expressly agreed to by the Employee in writing either in advance of, or after, receiving such Notice of Termination.
             (e) "Company" includes any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.
             (f) "Notice of Termination" means a written notice that indicates the specific termination provision of this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.
             (g) "Person" has the meaning ascribed to that term in Sections 3(d)(9) and 13(d)(3) of the Exchange Act.
             (h) "Retirement" and means the Employee's voluntary termination of employment after the attainment of age sixty-five (65) or the attainment of age fifty-five (55) having worked full time for the Company for a period of ten (10) consecutive employment years.
             (i) "Successor" means any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time) the Company's business directly by merger or consolidation, or indirectly by purchase of the Company's voting securities, all or substantially all of its assets or otherwise.
      3. Term. (a) The term of this Agreement shall begin on the date hereof and shall terminate on November 30, 2000.
             (b) Notwithstanding anything in this Agreement to the contrary, this Agreement shall continue in effect for at least a period of thirty-six
(36) months beyond the date of a Change in Control of the Company, if one shall have occurred during any term of this Agreement.
      4. Compensation. For all services rendered by the Employee, the Company shall pay the Employee a base salary of One Hundred Fifteen Thousand Dollars ($115,000) a year for the first year of this Agreement, payable in twenty-four (24) equal installments on the 15th and last day of each month. Salary payments shall be subject to withholding and other applicable taxes. The base salary herein set forth shall be annually adjusted by the Compensation Committee of the Board of Directors of the Company, and the Employee shall receive during the term of this Agreement such bonuses as are approved by the Board of Directors of the Company and all fringe benefits offered to Company employees, including medical, dental, hospital, life and long-term disability insurance coverage. The Company shall not alter or reduce the compensation or benefits being provided to the Employee as of the date of this Agreement without prior written consent of the Employee.
      5. Services. The Employee shall exert his best efforts and devote substantially all of his time and attention to the affairs of the Company. Unless the Employee agrees otherwise, in writing, the Employee shall be the Corporate Comptroller and Secretary of the Company (the "Positions") and shall have such responsibilities, duties and authority as are generally associated with such Positions as may from time to time be assigned to the Employee by the Board of Directors of the Company.
      6. Working Facilities. The Employee shall have a private office at the Company's plant to which he is assigned, and shall have stenographic and secretarial help and such other facilities and services as are suitable to his position and appropriate for the performance of his duties. The office and other facilities and services to be provided to the Employee shall be of no less quality than those available to the Employee as of the date of this Agreement.
      7. Reimbursement of Expenses. The Company will reimburse the Employee for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement, including, without limitation, travel and lodging expenses. The Employee shall be provided credit and travel cards comparable to those being used as of the date of this Agreement, and the Employee shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Board of Directors of the Company.
      8. Vacations. The Employee shall be entitled each year to a vacation of three (3) weeks, and all Company holidays, during which time the Employee's compensation shall be paid in full.
      9. Disability. If the Employee is unable to perform his services by reason of illness, incapacity or accident for a period of more than six (6) consecutive months ("Disability"), the Company may terminate the Employee's employment upon thirty (30) days written notice to the Employee.
      10.    Payment Upon Termination.
      Subject to the provisions of Paragraph 11 below, the following shall apply in the case of termination of employment:
             (a) Termination for Cause. If the Employee's employment is terminated by the Company for Cause, the Company shall pay the Employee his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Employee is entitled as of the Date of Termination under any plan or arrangement of the Company at the time such payments are due.
             (b) Termination due to Death. If the Employee dies during the term of this Agreement, the Company shall pay to the estate of the Employee the compensation which would otherwise be payable to the Employee up to the end of the month in which his death occurs. In addition, his estate shall be paid, as additional compensation hereunder, within forty-five (45) days after his date of death, an amount equal to six (6) months compensation or the balance due under this Agreement, whichever is less. The Company shall also pay, within sixty (60) days after the death of the Employee, $5,000 to the widow of the Employee, or if he is not then survived by his widow, to the Employee's surviving children in equal shares, or if there are no such surviving children, to the estate of the Employee.
             (c) Termination Due to Disability. If the Employee's employment hereunder is terminated under paragraphs 9 because of the Employee's Disability, the Employee shall be paid, as additional compensation hereunder, within forty-five (45) days after the Date of Termination, an amount equal to six (6) months compensation or the balance due under this Agreement, whichever is less, and the Employee, or in the case of his death, his spouse, shall continue to receive from the Company health insurance benefits substantially similar to those being provided to the Employee prior to the Date of Termination, for a period of six months from the Date of Termination.
             (d) Other Termination. If the Employee's employment is terminated by the Company for reason other than Cause, Change in Control, Death or Disability, the Company shall pay the Employee the lump sum payment equal to the greater of (i) the amount the Employee would be entitled to under the Company's severance pay policy in effect as of the date of this Agreement; or (ii) the total salary that the Employee would have earned had the Employee continued in the Company's employ through the remaining term of the Agreement, such salary to be at the rate in effect at the time Notice of Termination is given.
      11. Termination Following a Change in Control. Upon termination of the Employee's employment within thirty-six (36) months following a Change in Control of the Company, unless such termination is (i) because of the Employee's death or Retirement, or (ii) by the Company for Cause or Disability, the Company shall pay to the Employee the benefits provided below in lieu of those provided in paragraph 10:
             (a) The Company shall pay the Employee his full salary (whether such salary has been paid by the Company or by any of its subsidiaries) through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Employee is entitled as of the Date of Termination under any plan or other arrangement of the Company, at the time such payments are due;
             (b)   The Company shall pay to the Employee an amount equal to
2.99 multiplied by the Employee's annualized includable compensation for the base period, within the meaning of Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), provided, however, that if any of such payment is or will be subject to the excise tax imposed by Section 4999 of the Code or any similar tax that may hereafter be imposed ("Excise Tax"), such payment shall be reduced to a smaller amount, even to zero, which smaller amount shall be the largest amount payable under this paragraph that would not be subject in whole or in part to the Excise Tax after considering all other payments to the Employee required to be considered under Sections 4999 or 280G of the Code. Such payment shall be referred to as the "Severance Payment."
      In the event that the Severance Payment is subsequently determined to be less than the amount actually paid hereunder, the Employee shall repay the excess to the Company at the time that the proper amount is finally determined, plus interest on the amount of such repayment at the Applicable Federal Rate. In the event that the Severance Payment is determined to exceed the amount actually paid hereunder, the Company shall pay the Employee such difference plus interest on the amount of such additional payment at the Applicable Federal Rate at the time that the amount of such difference is finally determined.
      In the event that the amount of the Severance Payment exceeds or is less than the amount initially paid, such difference shall constitute a loan by the Company to the Employee, or by the Employee to the Company, as the case may be, payable on the fifth (5th) day after demand (together with interest at the Applicable Federal Rate).
      The amount of any payment provided for in this subparagraph shall not be reduced, offset or subject to recovery by the Company or the Company's Successor by reason of any compensation earned by the Employee as the result of employment by another employer after the Date of Termination, or otherwise.
             (c) The Company shall also pay to the Employee all legal fees and related expenses incurred by the Employee in connection with this Agreement, whether or not the Employee prevails (including, without limitation, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).
             (d) The Company shall maintain in full force and effect, for the Employee's continued benefit until the earlier of (i) the death of the Employee and his spouse; or (ii) the Employee's commencement of full-time employment with a new employer, all life insurance, medical, health and accident, and disability plans, programs or arrangements in which the Employee was entitled to participate immediately prior to the Date of Termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Company shall arrange to provide the Employee with benefits substantially similar to those which the Employee is entitled to receive under such plans and programs.
      12. Restrictive covenant. (a) For a period of three (3) years from the date that his employment ends or terminates under this Agreement, the Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company at the time his employment under this Agreement ends or terminates.
             (b) In the event of the Employee's actual or threatened breach of this paragraph, the Company shall be entitled to a preliminary restraining order and injunction restraining the Employee from violating its provisions. Nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee.
             (c) The Employee acknowledges and agrees that the Company's remedy at law for any breach of any of the Employee's obligations hereunder would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof, without the necessity of proof of actual damages.
             (d) In the event that any court shall hold that any provision hereof is too broad or is unreasonable, whether in time, scope, geographic area or otherwise, it is agreed that such provision shall not be rendered void, but shall be deemed reformed to be limited to the maximum restriction which is deemed reasonable by such court under applicable law.
      13. Disclosure of information. (a) Employee will not at any time, either during employment (except pursuant to agreements executed by the Company) or after employment terminates, directly or indirectly make known or divulge to any person, firm or corporation the names or addresses of any of the customers, employees, suppliers or potential customers of the Company or any other confidential propriety, material or important information of any kind, nature or description concerning the business of the Company, its manner of operation, or its plans or data.
             (b) The Employee will not, during the period of three (3) years after the date his employment is terminated or ends, directly or indirectly, either for himself or for any other person, firm or corporation, solicit, divert, or take away, or attempt to solicit, divert, or take away, any of the customers, employees, suppliers or potential customers of the Company.
             (c) All books, records, files, forms, reports, memoranda, papers, accounts and documents relating in any manner to the Company's business, employees, customers or suppliers, whether prepared or paid for by the Employee or anyone else, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of employment or upon the Company's request at any time.
             (d) The parties hereby stipulate that each of the foregoing matters are important, material and confidential, and affect the effective and successful conduct of the business of the Company and its reputation and good will, and in the event of the Employee's breach or threatened breach of this paragraph, the Company shall be entitled to a preliminary restraining order and temporary and permanent injunctions restraining and enjoining the Employee from the prohibited activity. In addition to or in lieu of the above, the Company may pursue all other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.
      14. Arbitration. In the event of a dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity, breach or termination, either party may give notice in writing to the other party informing it of the matter in dispute. If the parties are unable to resolve the dispute within thirty (30) days of the notice, then such dispute shall be submitted to arbitration and resolved by a three-arbitrator panel. The party desiring to submit a matter to arbitration shall select one qualified disinterested arbitrator and shall notify the other party in writing of its appointment. Within thirty (30) days after receipt of notice of the appointment of the initial arbitrator, the remaining party shall select a qualified disinterested arbitrator and shall notify the party initiating the arbitration procedure of its selection in writing. The two arbitrators so selected shall then select a third arbitrator who shall act as chairman of the arbitration panel which shall determine the dispute. The arbitrators so appointed shall hold such hearing or hearings as the arbitrators may determine in order to permit the parties to the dispute to present such evidence as they may desire. All such arbitration hearings shall take place in the City of Roanoke, Virginia. The arbitrators shall decide the issues presented by majority decision. In all other respects the arbitration proceeding shall be conducted in accordance with the Virginia Uniform Arbitration Act (the "Arbitration Act"). The award or decision rendered by the arbitration panel (including an allocation of the costs of arbitration) shall be final, binding and conclusive, and judgment may be entered upon such award by any court of competent jurisdiction. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations of the other party hereunder for which such party may require provisional relief pending a decision on the merits by the arbitration panel. The arbitration panel shall have authority to award any remedy or relief that a court of competent jurisdiction could grant in conformity to applicable law, including the authority to award attorneys' fees or punitive damages.
If either party to this Agreement brings an arbitration or action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees and fees of experts incurred in connection with such action, including any appeal to the arbitrators award or confirmation proceedings with respect thereto, which may be filed pursuant to the Arbitration Act.
      15.    Stock Options.
             (a) Grant of Option. Employee is hereby granted the option to purchase up to 20,000 shares of Company common stock under the following terms and conditions, at a purchase price of $5.63 per share, which is the market price on the date of the execution of this Agreement:
                   (i) The options granted hereunder may be exercised, during the applicable period set forth below, either at once or from time to time in blocks of not less than 100 shares.
                   (ii) The grant of options above are exercisable only during a period which begins with the date of this Agreement and ends on the ten-year anniversary date of this Agreement, provided, however, that all unexercised options shall expire thirty (30) days after the termination of Employee's employment for any reason except death, and provided, further, that in the event of Employee's death, any options held by him which were exercisable at the time of his death may be exercised by the person designated in Employee's will or by the proper legal representative of the Employee only within one year following Employee's death, but in no event later than the expiration date of the option. Any option which is not exercisable at the time of Employee's termination of employment for any reason, including death, shall expire on the date Employee's employment terminates. No stock option granted hereunder shall be transferrable by Employee other than by will or the laws of descent and distribution, and an option may be exercised during the lifetime of Employee only by him or his guardian or legal representative.
             (b) Restrictions. The options granted hereunder and the shares of common stock issuable upon exercise of such options have not been registered under the Securities Act of 1933 ("Securities Act"), or under the Blue Sky or other securities laws of any state, and cannot be sold or offered for sale unless subsequently so registered or an exemption from registration is available. Employee understands that these securities are being issued in reliance on Section 4(2) of the Securities Act and other available exemptions from registration under federal and state securities laws and that he may be required to hold the securities indefinitely. Employee further understands and agrees that the Company has no obligation to register or qualify the securities or any portion thereof, either under the Securities Act or any other law. All certificates representing the securities shall be subject to stop transfer orders and shall bear an appropriate restrictive legend. Employee agrees that he will not dispose of any of the securities except in a manner and fashion which is in total compliance with the law and unless and until either (i) the Company shall have received an opinion of legal counsel satisfactory to it that such disposition does not violate the Securities Act and regulations promulgated thereunder and any applicable state securities laws or regulations, or (ii) the securities have been validly registered under the Securities Act and any applicable state Blue Sky or securities laws.
             (c) Miscellaneous Considerations. The number of optioned shares shall be adjusted from time to time to prevent dilution of Employee's rights caused by stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, reorganizations, liquidations and similar matters. An option may be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased and by paying in full in cash the exercise price. Upon notification of the amount due and prior to, or concurrently with, the delivery to Employee of a certificate representing any shares purchased pursuant to the exercise of an Option, Employee shall promptly pay to the Company any amount necessary to satisfy applicable federal, state or local tax requirements.

      16. Indemnity. The Company shall indemnify the Employee and hold him harmless for any acts or decisions made by him in good faith while performing services for the Company and use its best efforts to obtain coverage for the Employee under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering the other officers and directors of the Company against lawsuits. The Company will pay all expenses, including attorneys' fees, actually and necessarily incurred by the Employee in connection with the defense of such act, suit or proceeding and in connection with any appeal thereon, including the costs of court settlements.
      17. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of the Employee, or to its principal office in the case of the Company.
      18. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.
      19. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the Successors and assigns of the Company.
      20. Entire Agreement. This Agreement contains the entire understanding of the parties. It may not be changed orally, but only by an agreement in writing approved by the Board of Directors of the Company and signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. The respective obligations of, and benefits afforded to the Employee in, paragraphs 10, 11, and 12 shall survive termination of this Agreement.
      21. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
      IN WITNESS WHEREOF the parties have executed this Agreement as of November 30, 1997, pursuant to a resolution of the Board of Directors, duly convened following timely notice, on the 30th day of September, 1997, and pursuant to a resolution of the Compensation Committee of the Board of Directors, duly convened following timely notice, on the 21st day of November, 1997.
                                      BONTEX, INC.



                                      By s/Robert J. Weeks
                                         --------------------------------
                                         Robert J. Weeks, Chairman
                                         Compensation Committee of the
                                         Board of Directors of Bontex, Inc.


                                      s/Charles W. J. Kostelni
                                      ------------------------------------
                                      Charles W. J. Kostelni